EXHIBIT 99.1

Renavotio Announces Record First Half 2021 Results

Highlighted by significant Revenue and Asset Growth compared to the same prior year period

Tulsa, OK – Accesswire – August 9, 2021 — Renavotio, Inc. (OTCQB: RIII) (the “Company”), a holding company focused on infrastructure opportunities, including personal protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries, today announced the Company’s financial results for the first half ended June 30, 2021.

Key Highlights for the First Half of 2021:

•	Revenue of $2.58 million, an increase of 100% compared to June 30, 2020

•	Gross profit of $0.76 million, with gross margin of 29.5%

•	Current assets grew to $2.1 million, a 345% increase compared to June 30, 2020

•	Total assets grew to $5.9 million, a 1,177% increase compared to June, 2020

•	Prepaid expenses of $1.1 million for inventory as June 30, 2021

•	Paid off $332,000 of convertible debt, $230,000 of notes payable, and received forgiveness on PPP loans totaling $354,000 during the six months ended June 30, 2021

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Renavotio subsidiary, Cross-Bo Construction, has begun installation on the awarded 5G fiber installation subcontract for a global leader in telecommunications to facilitate a rural 5G rollout for a global leader in the Telcom industry within the northeast Oklahoma, southern Kansas, and northwest Arkansas region. The revenue from the 12-month projected work orders is on a per foot basis.

•	Engaged leading investment bank to help navigate and close acquisition opportunities and pursue up-list to a national securities exchange.

Management Commentary

Billy Robinson, Renavotio’s Chief Executive Officer, commented: “I’m proud to report our first half results, delivering upon the plan we set out nearly a year ago, to work on cleaning up our balance sheet and increasing the value of our assets, which we’ve accomplished. In fact, the value of our assets has grown over 1,177% and our revenue has grown 100% from the same time period ending June 30, 2020. Part of these assets include the prepaid expenses for our PPE inventory that we’re in the process of receiving. We are seeing demand still elevated from pre-pandemic levels due to greater stockpile requirements and newly established safety protocols. In addition, we are seeing new markets for PPE emerging throughout medical suppliers, hospitality and government facilities.”

“As we announced in July, our subsidiary Cross-Bo Construction was recently awarded a subcontract related to fiber optic installation and underground road crossing, to facilitate a rural 5G rollout for a global leader in the telecommunications industry within the northeast Oklahoma, southern Kansas and northwest Arkansas region. I am excited about the potential for us to participate in upcoming 5G and rural broadband projects, thanks to meaningful existing government funding that includes the $9 billion 5G Fund for Rural America and the $20 billion Rural Digital Opportunity Fund, both from the FCC. Greater 5G builds in these communities pose significant opportunities.”

“I am extremely proud of our entire team for their significant contributions to our results. We recognize that there continues to be a lot of work in front of us. We would hope to continue our second quarter momentum throughout the rest of the year. We are on the right path to achieve our long-term objectives and deliver value to our shareholders,” concluded Mr. Robinson.

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Financial Results for the First Half Ended June 30, 2021:

Revenue for the first half ended June 30, 2021, was $2.6 million, compared to nil for the first half ended June 30, 2020, which is incomparable because of the Infratech and Utility Management acquisitions in the second half of 2020. For the first half of 2021, revenue consisted of $1.83 million from Personal Protective Equipment, $0.47 million from Management, and $0.29 million from Repair & Maintenance.

Gross profit for the first half ended June 30, 2021, was $0.76 million, compared to nil for the first half ended June 30, 2020. The resulting gross margin was 29.5% for the first half ended June 30, 2021, which is incomparable because of the Infratech and Utility Management acquisitions in the second half of 2020.

General and administrative expenses for the six months ended June 30, 2021, and 2020 were $1.1 million, and $0.3 million, respectively, representing an increase of $0.9 million, due to the expansion of our operations through acquisitions. General and administrative expenses as a percentage of revenues for the six months ended June 30, 2021, and June 30, 2020 were 43%, and 100%, respectively.

Depreciation expense was $0.2 million for the first half ended June 30, 2021 on the assets acquired as part of the UMC acquisition during the second half of 2020.

During the six months ended June 30, 2021, the Company had other income totaling $353,967 from relief payments made under the CARES Act for principal and interest on SBA notes payable. During the six months ended June 30, 2021, the Company incurred $204,430 in interest expenses and $70,090 in expenses related to its debt obligations.

Net loss for the first half ended June 30, 2021, was $0.5 million, an increase of $0.2 million, compared to $0.3 million for the first half ended June 30, 2020.

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About Renavotio, Inc.

Renavotio, Inc. (OTCQB: RIII) focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries.

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com.

For additional information on Renavotio, please visit: www.renavotio.com.

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Renavotio is on Twitter. Sign up to follow @Renavotio at http://twitter.com/Renavotio.

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Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including, but not limited to, statements relating to our ability to pay off our debt, our growth plans, our ability to list our securities on a national securities exchange and our acquisition plans. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, markets and other conditions, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, results of operations, and whether it will be successful in completing additional acquisitions or up listing to a national securities exchange. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:

Renavotio, Inc.

601 South Boulder Ave.

Suite 600 Tulsa, OK 74119

Email: brobinson@renavotio.com
Telephone: 1-888-928-1312

Skyline Corporate Communications Group, LLC
Matthew Abenante, IRC, Senior Account Manager

One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: 646-893-5835
Email: mabenante@skylineccg.com

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